Exhibit 99.1
Forum Energy Technologies Announces
Third Quarter 2026 Results; Raises Full Year 2026 Guidance
•Orders: $244 million, book-to-bill ratio of 103%
•Revenue: $237 million, up 5% sequentially
•Net income and earnings per share: $11 million and $0.93, down 9% and 11%
•Adjusted net income and adjusted earnings per share1: $18 million and $1.51, up 33% and 30%
•Adjusted EBITDA: $36 million, up 14%
•Operating cash flow and free cash flow: $32 million and $30 million, up 158% and 214%
HOUSTON, TEXAS, October 29, 2026 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2026 results and updated fourth quarter and full year 2026 guidance.
Neal Lux, President and Chief Executive Officer, remarked, “FET delivered another strong quarter, demonstrating the continued effectiveness of our ‘Beat the Market’ strategy. Revenue increased 5% sequentially, adjusted EBITDA increased 14%, and adjusted EBITDA margin expanded to 15%. We generated more than $30 million of free cash flow, reduced net debt, and lowered net leverage to 0.9 times. Also in the third quarter, we acquired Premiere Torque Rings, adding differentiated technology and a trusted brand that expands FET’s addressable market and global growth opportunities. These results reflect broad-based growth, continued market share gains, and disciplined execution.
“With strong demand, improving industry activity, and continued execution of our strategy, we are raising full-year 2026 guidance. We remain well positioned to deliver another strong quarter and carry meaningful momentum into 2027 as we advance toward achieving our FET 2030 objectives.”

	Fourth Quarter 2026 Guidance		Full Year 2026 Guidance
	Range ($ millions)	YoY Change %	Range ($ millions)	YoY Change %
Revenue	$230 to $250	19%	$900 to $920	15%
Adjusted EBITDA	$33 to $39	59%	$123 to $129	46%
Adjusted Net Income	$15 to $21	263%	$52 to $58	639%
Free Cash Flow[2]	$25 to $30	27%	$66 to $71	5%
1 See Tables 1-9 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.
2 For comparative purposes, free cash flow for the full year 2025 excludes approximately $15 million of proceeds from sale-leaseback transactions.

Segment Results (unless otherwise noted, comparisons are third quarter 2026 versus second quarter 2026)
Drilling and Completions segment revenue was $147 million, a 6% increase attributable to growth across all product lines. Adjusted EBITDA of $21 million increased 28%, benefiting from operating leverage and cost management. Book-to-bill was 97% as we delivered on projects for Drilling and Subsea. Drilling and Completions provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $90 million, a 3% increase, due to the addition of Premiere Torque Rings and higher demand for sand and flow control solutions and valve products. Adjusted EBITDA of $21 million was comparable with the prior quarter, with contributions from revenue growth offset by higher freight and tariff costs. Book-to-bill was 113% with strong processing equipment and technology orders. Artificial Lift and Downhole engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
Earnings Conference Call
FET will host its third quarter 2026 earnings conference call at 10:00 a.m. Central Time on Friday, October 30, 2026. The call will be webcast through the Investor Relations link on FET’s website at https://ir.f-e-t.com.
Participants may also join the call by registering at:
https://register-conf.media-server.com/register/BI91d32a70eef240b19768b771c8285321
A replay of the call will be available on the Investor Relations website after the completion of the call at approximately 5:00 p.m. Central Time.
FET is a global manufacturing company, serving the oil, natural gas, defense, and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Non-GAAP Financial Measures
The Company presents its financial results in accordance with GAAP. However, management believes that non-GAAP measures are useful tools for evaluating the Company's overall financial performance. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for those prepared in accordance with GAAP and should, therefore, be considered only as a supplement. Please see the attached schedules for reconciliations between GAAP and the non-GAAP financial measures used in this press release. The company is unable to provide a reconciliation of forward-looking adjusted net income and adjusted EBITDA to GAAP net income because items that impact GAAP net income, such as restructuring charges, transaction expenses, and foreign exchange losses (gains), cannot be reasonably predicted.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the benefits of the Premiere Torque Ring acquisition and expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in thousands, except per share information)	2026	2025	2026
Revenue	$236,813	$196,231	$226,217
Cost of sales	162,400	155,994	154,865
Gross profit	74,413	40,237	71,352
Operating expenses
Selling, general and administrative expenses	53,279	50,449	50,260
Transaction expenses	1,191	254	125
Loss (gain) on disposal of assets and other	(18)	(4,360)	460
Total operating expenses	54,452	46,343	50,845
Operating income (loss)	19,961	(6,106)	20,507
Other expense
Interest expense	4,044	4,365	4,272
Foreign exchange losses and other, net	733	9	226
Total other expense	4,777	4,374	4,498
Income (loss) before income taxes	15,184	(10,480)	16,009
Income tax expense	3,954	10,074	3,602
Net income (loss)	$11,230	$(20,554)	$12,407

Weighted average shares outstanding
Basic	11,455	11,682	11,290
Diluted	12,061	11,682	11,773

Earnings (loss) per share
Basic	$0.98	$(1.76)	$1.10
Diluted	$0.93	$(1.76)	$1.05

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Nine months ended
	September 30,
(in thousands, except per share information)	2026	2025
Revenue	$671,730	$589,274
Cost of sales	464,974	431,320
Gross profit	206,756	157,954
Operating expenses
Selling, general and administrative expenses	153,547	151,017
Transaction expenses	1,464	489
Loss (gain) on disposal of assets and other	272	(10,933)
Total operating expenses	155,283	140,573
Operating income	51,473	17,381
Other expense (income)
Interest expense	12,457	14,054
Foreign exchange losses (gains) and other, net	436	(5,001)
Total other expense	12,893	9,053
Income (loss) before income taxes	38,580	8,328
Income tax expense	10,451	20,060
Net income (loss)	$28,129	$(11,732)

Weighted average shares outstanding
Basic	11,321	12,110
Diluted	11,827	12,110

Earnings (loss) per share
Basic	$2.48	$(0.97)
Diluted	$2.38	$(0.97)

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	September 30,	December 31,
(in thousands of dollars)	2026	2025
Assets
Current assets
Cash and cash equivalents	$35,169	$34,661
Accounts receivable—trade, net	178,278	142,396
Inventories, net	245,058	239,420
Other current assets	40,025	32,407
Total current assets	498,530	448,884
Property and equipment, net of accumulated depreciation	46,110	51,905
Operating lease assets	79,689	80,733
Goodwill and other intangible assets, net	170,096	158,304
Other long-term assets	13,595	12,629
Total assets	$808,020	$752,455
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1,125	$1,407
Other current liabilities	242,943	205,127
Total current liabilities	244,068	206,534
Long-term debt, net of current portion	126,551	134,521
Other long-term liabilities	119,214	120,257
Total liabilities	489,833	461,312
Total equity	318,187	291,143
Total liabilities and equity	$808,020	$752,455

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Nine months ended September 30,
(in thousands of dollars)	2026	2025
Cash flows from operating activities
Net income (loss)	$28,129	$(11,732)
Depreciation and amortization	22,575	25,914
Inventory write-down	6,541	17,407
Gain on sale-leaseback transactions	—	(11,182)
Other noncash items and changes in working capital	(11,158)	27,558
Net cash provided by operating activities	46,087	47,965

Cash flows from investing activities
Capital expenditures for property and equipment	(4,911)	(4,453)
Proceeds from sale of property and equipment	183	163
Proceeds from sale-leaseback transactions	—	14,574
Payments related to business acquisition, net of cash acquired	(11,833)	—
Net cash provided by (used in) investing activities	(16,561)	10,284

Cash flows from financing activities
Borrowings of debt	420,296	398,746
Repayments of debt	(428,867)	(447,766)
Repurchases of stock	(8,962)	(21,120)
Payment of withheld taxes on stock-based compensation plans	(9,274)	(1,321)
Deferred financing costs	(1,659)	(914)
Net cash used in financing activities	(28,466)	(72,375)

Effect of exchange rate changes on cash	(552)	1,158
Net increase (decrease) in cash and cash equivalents	$508	$(12,968)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025	June 30, 2026	September 30, 2026	September 30, 2025	June 30, 2026
Revenue
Drilling and Completions	$147,155	$117,469	$139,004	$147,155	$117,469	$139,004
Artificial Lift and Downhole	89,890	78,981	87,422	89,890	78,981	87,422
Eliminations	(232)	(219)	(209)	(232)	(219)	(209)
Total revenue	$236,813	$196,231	$226,217	$236,813	$196,231	$226,217

Operating income (loss)
Drilling and Completions	$14,255	$(13,551)	$13,715	$18,643	$8,658	$14,328
Operating Margin %	9.7%	(11.5)%	9.9%	12.7%	7.4%	10.3%
Artificial Lift and Downhole	16,089	11,778	16,350	16,124	11,830	16,449
Operating Margin %	17.9%	14.9%	18.7%	17.9%	15.0%	18.8%
Corporate	(9,210)	(8,439)	(8,973)	(8,671)	(8,299)	(9,246)
Total segment operating income (loss)	21,134	(10,212)	21,092	26,096	12,189	21,531
Other items not in segment operating income (loss) (1)	(1,173)	4,106	(585)	18	81	(423)
Total operating income (loss)	$19,961	$(6,106)	$20,507	$26,114	$12,270	$21,108
Operating Margin %	8.4%	(3.1)%	9.1%	11.0%	6.3%	9.3%

EBITDA (2)
Drilling and Completions	$16,540	$(10,505)	$14,933	$21,047	$11,758	$16,494
EBITDA Margin %	11.2%	(8.9)%	10.7%	14.3%	10.0%	11.9%
Artificial Lift and Downhole	20,604	20,419	20,823	21,305	16,977	21,659
EBITDA Margin %	22.9%	25.9%	23.8%	23.7%	21.5%	24.8%
Corporate	(10,675)	(8,166)	(7,943)	(6,333)	(5,597)	(6,423)
Total EBITDA	$26,469	$1,748	$27,813	$36,019	$23,138	$31,730
EBITDA Margin %	11.2%	0.9%	12.3%	15.2%	11.8%	14.0%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Nine months ended		Nine months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue
Drilling and Completions	$412,898	$350,275	$412,898	$350,275
Artificial Lift and Downhole	259,410	239,324	259,410	239,324
Eliminations	(578)	(325)	(578)	(325)
Total revenue	$671,730	$589,274	$671,730	$589,274

Operating income (loss)
Drilling and Completions	$36,879	$3,099	$43,052	$26,867
Operating Margin %	8.9%	0.9%	10.4%	7.7%
Artificial Lift and Downhole	44,023	29,466	44,166	29,821
Operating Margin %	17.0%	12.3%	17.0%	12.5%
Corporate	(27,693)	(25,628)	(26,972)	(25,168)
Total segment operating income	53,209	6,937	60,246	31,520
Other items not in segment operating income(1)	(1,736)	10,444	(469)	(60)
Total operating income	$51,473	$17,381	$59,777	$31,460
Operating Margin %	7.7%	2.9%	8.9%	5.3%

EBITDA (2)
Drilling and Completions	$43,643	$17,473	$50,348	$35,579
EBITDA Margin %	10.6%	5.0%	12.2%	10.2%
Artificial Lift and Downhole	57,370	55,770	59,583	47,156
EBITDA Margin %	22.1%	23.3%	23.0%	19.7%
Corporate	(27,401)	(24,947)	(19,296)	(19,018)
Total EBITDA	$73,612	$48,296	$90,635	$63,717
EBITDA Margin %	11.0%	8.2%	13.5%	10.8%

(1) Includes transaction expenses, gain on sale-leaseback transaction, and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure for evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025	June 30, 2026
Orders
Drilling and Completions	$142,238	$151,473	$144,308
Artificial Lift and Downhole	101,544	88,517	91,631
Total orders	$243,782	$239,990	$235,939

Revenue
Drilling and Completions	$147,155	$117,469	$139,004
Artificial Lift and Downhole	89,890	78,981	87,422
Eliminations	(232)	(219)	(209)
Total revenue	$236,813	$196,231	$226,217

Book to bill ratio (1)
Drilling and Completions	0.97	1.29	1.04
Artificial Lift and Downhole	1.13	1.12	1.05
Total book to bill ratio	1.03	1.22	1.04

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of our products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	September 30, 2026			September 30, 2025			June 30, 2026
(in thousands, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$19,961	$26,469	$11,230	$(6,106)	$1,748	$(20,554)	$20,507	$27,813	$12,407
% of revenue	8.4%	11.2%	4.7%	(3.1)%	0.9%	(10.5)%	9.1%	12.3%	5.5%
Restructuring and other costs	4,877	4,877	4,877	1,501	1,501	1,501	865	865	865
Transaction expenses	1,191	1,191	1,191	254	254	254	125	125	125
Inventory and other assets impairment adjustments	85	85	85	20,900	20,900	20,900	(389)	(389)	(389)
Stock-based compensation expense	—	2,571	—	—	2,853	—	—	2,616	—
Gain on sale-leaseback transactions	—	—	—	(4,279)	(4,279)	(4,279)	—	—	—
Foreign exchange losses and other, net(2)	—	826	826	—	161	161	—	700	700
Valuation allowance reserve on deferred tax assets	—	—	—	—	—	5,205	—	—	—
As adjusted (1)	$26,114	$36,019	$18,209	$12,270	$23,138	$3,188	$21,108	$31,730	$13,708
% of revenue	11.0%	15.2%	7.7%	6.3%	11.8%	1.6%	9.3%	14.0%	6.1%

Diluted shares outstanding, as reported			12,061			11,682			11,773
Diluted shares outstanding, as adjusted			12,061			11,682			11,773

Diluted EPS, as reported			$0.93			$(1.76)			$1.05
Diluted EPS, as adjusted			$1.51			$0.27			$1.16

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Nine months ended
	September 30, 2026			September 30, 2025
(in thousands, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating income	EBITDA (1)	Net income (loss)
As reported	$51,473	$73,612	$28,129	$17,381	$48,296	$(11,732)
% of revenue	7.7%	11.0%	4.2%	2.9%	8.2%	(2.0)%
Restructuring and other costs	7,230	7,230	7,230	3,959	3,959	3,959
Transaction expenses	1,464	1,464	1,464	489	489	489
Inventory and other assets impairment adjustments	(390)	(390)	(390)	20,813	20,813	20,813
Stock-based compensation expense	—	7,707	—	—	6,420	—
Gain on sale-leaseback transactions	—	—	—	(11,182)	(11,182)	(11,182)
Foreign exchange losses (gains) and other, net(2)	—	1,012	1,012	—	(5,078)	(5,078)
Valuation allowance reserve on deferred tax assets	—	—	—	—	—	5,205
As adjusted (1)	$59,777	$90,635	$37,445	$31,460	$63,717	$2,474
% of revenue	8.9%	13.5%	5.6%	5.3%	10.8%	0.4%

Diluted shares outstanding, as reported			11,827			12,110
Diluted shares outstanding, as adjusted			11,827			12,110

Diluted EPS, as reported			$2.38			$(0.97)
Diluted EPS, as adjusted			$3.17			$0.20

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to investors because (i) they assist with assessing and understanding operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025	June 30, 2026
EBITDA reconciliation (1)
Net income (loss)	$11,230	$(20,554)	$12,407
Interest expense	4,044	4,365	4,272
Depreciation and amortization	7,241	7,863	7,532
Income tax expense	3,954	10,074	3,602
EBITDA	$26,469	$1,748	$27,813

(1) The Company believes EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Nine months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025
EBITDA reconciliation (1)
Net income (loss)	$28,129	$(11,732)
Interest expense	12,457	14,054
Depreciation and amortization	22,575	25,914
Income tax expense	10,451	20,060
EBITDA	$73,612	$48,296

(1) The Company believes EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025	June 30, 2026
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$32,031	$22,866	$12,429
Capital expenditures for property and equipment	(1,722)	(1,392)	(2,933)
Proceeds from sale of property and equipment	24	106	156
Proceeds from sale-leaseback transactions	—	6,546	—
Free cash flow, before acquisitions	$30,333	$28,126	$9,652

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 6 - Adjusting items

	Nine months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$46,087	$47,965
Capital expenditures for property and equipment	(4,911)	(4,453)
Proceeds from sale of property and equipment	183	163
Proceeds from sale-leaseback transactions	—	14,574
Free cash flow, before acquisitions	$41,359	$58,249

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Table 7 - Net Leverage Ratio (1)
(Unaudited)

(in thousands of dollars)	September 30, 2026	June 30, 2026	December 31, 2025
2029 Bonds	$100,000	$100,000	$100,000
Credit Facility	30,066	45,030	37,282
Other debt	2,111	3,475	4,008
Long-term debt, principal amount	132,177	148,505	141,290
Less: Cash and cash equivalents	35,169	33,716	34,661
Net debt	97,008	114,789	106,629

Trailing Twelve Months Adjusted EBITDA	113,321	100,440	86,403
Net leverage ratio	0.9	1.1	1.2

(1) The Company believes net leverage ratio is an important measure because it represents the Company's ability to meet its financial obligations.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 8 - Adjusting Items

	Trailing Twelve Months Ended
(in thousands of dollars)	September 30, 2026	June 30, 2026	December 31, 2025
Net income (loss)	$30,201	$(1,583)	$(9,660)
Interest expense	16,715	17,036	18,312
Depreciation and amortization	30,416	31,038	33,755
Income tax expense	16,638	22,758	26,247
EBITDA (1)	93,970	69,249	68,654
Restructuring and other costs	7,863	4,487	4,592
Transaction expenses	1,521	584	546
Inventory and other assets impairment adjustments	(1,577)	19,238	19,626
Stock-based compensation expense	10,305	10,587	9,018
Gain on sale-leaseback transactions	—	(4,279)	(11,182)
Foreign exchange losses (gains) and other, net	1,239	574	(4,851)
Adjusted EBITDA (1)	$113,321	$100,440	$86,403

(1) The Company believes EBITDA and adjusted EBITDA are useful to investors because they are appropriate measures of evaluating operating performance and liquidity. These measures reflect the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing securities, and making strategic acquisitions. In addition, EBITDA and adjusted EBITDA are widely used benchmarks in the investment community.

Forum Energy Technologies, Inc.
Table 9 - Revenue Per Rig
(Unaudited)

	Three months ended			Nine months ended
(in thousands of dollars)	September 30, 2026	September 30, 2025	June 30, 2026	September 30, 2026	September 30, 2025
Revenue	$236,813	$196,231	$226,217	$671,730	$589,274
Average global rig count (1)	1,901	1,797	1,759	1,831	1,825
Revenue per rig	$125	$109	$129	$367	$323

(1) The table above shows the average number of active drilling rigs operating based on the weekly rig count information published by Baker Hughes Company. In the third quarter of 2025, Baker Hughes implemented a revised methodology for counting rigs, primarily affecting data pertaining to Saudi Arabia.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in thousands of dollars)	September 30, 2026		September 30, 2025		June 30, 2026
Revenue	$	%	$	%	$	%
Drilling	$39,232	16.5%	$32,234	16.4%	$35,535	15.7%
Subsea	34,696	14.7%	23,582	12.0%	33,516	14.8%
Stimulation and Intervention	39,069	16.5%	34,271	17.5%	38,181	16.9%
Coiled Tubing	34,158	14.4%	27,382	14.0%	31,772	14.0%
Drilling and Completions	147,155	62.1%	117,469	59.9%	139,004	61.4%

Downhole	62,676	26.5%	48,073	24.5%	61,040	27.0%
Production Equipment	12,835	5.4%	18,647	9.5%	13,444	5.9%
Valve Solutions	14,379	6.1%	12,261	6.2%	12,938	5.7%
Artificial Lift and Downhole	89,890	38.0%	78,981	40.2%	87,422	38.6%
Eliminations	(232)	(0.1)%	(219)	(0.1)%	(209)	—%

Total revenue	$236,813	100.0%	$196,231	100.0%	$226,217	100.0%